Exhibit 10.22

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of the 20th day of September, 2006, by and among DeMarseCo Holdings, Inc., a Delaware corporation (the “Company”), and the investor set forth on Exhibit A attached to this Agreement (the “Investor”).

RECITALS

The Company is a wholly-owned subsidiary of DeMarseCo, Inc., a Delaware corporation (“DeMarseCo”), and DeMarseCo desires to transfer certain assets of DeMarseCo to the Company and distribute all of the capital stock of the Company to DeMarseCo’s stockholders as a dividend (“Spin-Out”);

In connection with the Spin-Out, the Company, DeMarseCo and the Investor have agreed (a) that the Company will assume $250,000 principal amount plus accrued and unpaid interest due to the Investor under that certain Convertible Promissory Note dated December 28, 2005 issued by DeMarseCo in an original principal amount of $500,000 (“Old Note I”) (to be evidenced by a note to be issued under this Agreement), and (b) that the Company will assume $250,000 principal amount plus accrued and unpaid interest due to the Investor under that certain Convertible Promissory Note dated September 15, 2006 issued by DeMarseCo in an original principal amount of $500,000 (“Old Note II” together with Old Note I, the “Old Notes”) (to be evidenced by a note to be issued under this Agreement); and

In connection with the Company’s assumption of a portion of the principal amount plus accrued and unpaid interest on such amount of each of the Old Notes, the Company desires to sell to the Investor, and Investor desires to purchase from the Company, Convertible Promissory Notes (the “Notes,” and each individually, a “Note”), in the aggregate principal amount of up to $750,000 on the terms and conditions set forth in this Agreement.

In consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1.                AUTHORIZATION AND SALE.

1.1                   Authorization. Upon the terms and subject to the conditions set forth in this Agreement, the Company has duly authorized the issuance and sale, pursuant to the terms of this Agreement, of the Notes, in the form attached as Exhibit B, against payment of the purchase price therefor. The securities into which the Notes are convertible are referred to in this Agreement as the “Note Shares.”

1.2                   Subscription. Upon the terms and subject to the conditions set forth in this Agreement, the Investor hereby irrevocably subscribes for and agrees to accept as evidence of the assignment of the aggregate $500,000 principal amount due to the Investor under the Old Notes at the Initial Closing (as defined below) two Notes with the original principal amounts indicated opposite such Investor’s name on Exhibit A. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any Notes or Note Shares (collectively, the “Securities”) to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

1.3                   Initial Closing. The issuance of the initial Notes (the “Initial Closing”) shall take place at the offices of DLA Piper Rudnick Gray Cary, 1221 South Mopac Expressway, Suite 400, Austin, Texas 78746, on the date hereof, at such time as mutually agreed upon by the Company and the Investor, or at such other time and place as the Company and the Investor mutually agree upon (the “Initial Closing Date”). At the Initial Closing, the Company shall deliver to the Investor the Notes with the original principal amounts as indicated on Exhibit A registered in the name of such Investor.

1.4                   Subsequent Closings. At any time from and after the date hereof until June 28, 2007, the Company may request that the Investor purchase additional Notes in an aggregate principal amount of up to $250,000 (a “Subsequent Closing”), which the Investor may purchase at its sole discretion. If the Company does not request that the Investor purchase additional Notes during the time period specified for a Subsequent Closing, the Investor will have no further obligation to purchase such additional Notes as contemplated for a Subsequent Closing. At each sale of additional Notes, Exhibit A shall be automatically amended without further action on the part of any party to reflect the sale of such Notes.

Section 2.                REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

2.1                   Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute,  deliver, and perform its obligations under this Agreement and the Notes  (this Agreement and the Notes are referred to collectively in this Agreement as the “Transaction Agreements”), and any other agreements contemplated by Transaction Agreements, to own and operate its properties and assets, and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is presently qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company’s business, properties, prospects, or financial condition.

2.2                   Capitalization. The capitalization of the Company immediately prior to the Initial Closing consists of the following:

(a)                      Common Stock. A total of 2,000,000 authorized shares of common stock, par value $0.001 per share (the “Common Stock”), of which 1,000,000 shares are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration and qualification provisions of the Securities Act of 1933 (the “Securities Act”), and any relevant state securities laws or pursuant to valid exemptions from the Securities Act and any relevant state securities laws.

(b)                     Options, Warrants, Reserved Shares. There is no outstanding option, warrant, right (including conversion or preemptive rights), or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock. Other than pursuant to the Founder Stock Purchase Agreements, each dated as of the date hereof, between the Company and each of Elisabeth DeMarse, Philip Siegel, David Lack and Brett Shobe, no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants, or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person) pursuant to any agreement or commitment of the Company.

(c)                      The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3                   Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, joint venture, association, or other entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4                   Due Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of the Company under the Transaction Agreements has been taken or shall be taken prior to the Initial Closing, and this Agreement constitutes, and the Transaction Agreements when executed and delivered, shall constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies and shall be free of any liens, encumbrances, or restrictions on transfer (other than those created by the Transaction Agreements and applicable state and/or federal securities laws).

2.5                   Valid Issuance of Securities.

(a)                      The Notes, when issued as provided in this Agreement, shall be duly authorized and validly issued, fully paid, and nonassessable.

(b)                     Based in part on the representations made by the Investor in Section 3, the Securities (assuming no change in applicable law and no unlawful distribution of the Note Shares by the Investor or any other parties) are exempt from the registration and prospectus delivery requirements of the Securities Act (provided, that with respect to the Note Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of the Note Shares upon the conversion of the Note and no additional consideration is paid for the Note Shares other than surrender of the applicable Notes upon conversion of such Notes).

(c)                      The Company has not offered any Notes, or substantially similar securities of the Company, for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect of any Notes or substantially similar securities of the Company with, any persons other than the Investor and the existing holders of capital stock of the Company. The Company has not taken any action that shall cause the issuance, sale, and delivery of the Notes to constitute a violation of the Securities Act or any applicable state securities laws.

2.6                   Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under the Transaction Agreements except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings shall, in the case of qualifications, be effective on the Initial Closing and shall, in the case of filings, be made within the time prescribed by law.

2.7                   Noncontravention. The execution, delivery, and performance of the Transaction Agreements and the consummation of the transactions contemplated by this Agreement and by the Transaction Agreements shall not result in any such violation or default or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company’s Certificate of Incorporation or Bylaws, any judgment, order, or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company, or, to the best of the Company’s knowledge, a violation of any statute, law, regulation, or order, or an event which results in the creation of any lien, charge, or encumbrance upon any asset of the Company.

Section 3.                REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE INVESTOR. The Investor represents and warrants to, and agrees with, the Company, severally and not jointly and only with respect to itself, that:

3.1                   Authorization. The Investor has full power and authority to enter into the Transaction Agreements and each such Transaction Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.2                   Acquired for Own Account. The Securities shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution of the Securities within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If other than an individual, the Investor also represents that it has not been formed for the specific purpose of acquiring the Securities.

3.3                   Exempt Offering. The Investor acknowledges that the Securities have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Investor contained in this Agreement.

3.4                   Disclosure of Information. The Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase its Note. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5                   Investment Experience. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities. The Investor has a preexisting personal or business relationship with the Company and certain of its officers, directors, or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen, and financial circumstances of such persons.

3.6                   Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.7                   Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being (or shall be) acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations under the Securities Act such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed by SEC Rule 144 and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the securities sold under this Agreement. The Investor understands that no market now exists for any of the Securities, and that it is uncertain whether a market, public or otherwise, shall ever exist for the Securities.

3.8                   Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)                      there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)                     the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Investor shall, at the expense of the Investor or its transferee, furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration of such Securities under the Securities Act.

Notwithstanding the provisions of Subsections (a) and (b) above, no such registration statement or opinion of counsel shall be required for: (i) any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A (it being agreed that the Company shall have the right to receive evidence satisfactory to it regarding compliance with such Rule or any successor or analogous rule prior to the registration of any such transfer) or (ii) any transfer of any Securities by an Investor that is a partnership to another partnership that is affiliated with the Investor, to a partner or retired partner in the Investor, to the estate of any such partner or retired partner, or to a trust for the benefit of such partner or retired partner or the spouse or lineal descendants of such partner or retired partner or the transfer by gift, shall, or intestate succession of any such partner or retired partner to his or her spouse; provided, that in each of the foregoing cases the transferee shall, prior to giving effect to such transfer, agree in writing to be subject to the terms of this Section to the same extent as if the transferee were an original Investor under this Agreement.

3.9                   Legends. It is understood that the instruments evidencing the Securities shall bear legend substantially similar to the legends set forth below (in addition to any legend required under applicable state securities laws):

(a)                      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

(b)                     Any other legends required by state securities laws applicable to the Investor.

The legend set forth in Subsection (a) above shall be removed by the Company from any instruments evidencing the Securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

Section 4.                COVENANTS.

4.1                   “Market Stand-Off” Agreement. The Investor agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Securities or other shares of stock of the Company then owned by such Investor (other than to donees or partners of the Investor who agree to be similarly bound) for up to 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided, that:

(a)                      such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering;

(b)                     all executive officers and directors of the Company and holders of at least one percent of the Company’s voting securities are bound by and have entered into similar agreements; and

(c)                      any release by the Company or an underwriter of any party mentioned in Subsection (b) above from the above restrictions shall have no effect unless each such person is released from such restrictions to the same extent.

The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Securities (or other securities) subject to the foregoing restriction until the end of such 180 day period.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop-transfer instructions with respect to the Securities and such other shares of stock of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

4.2                   Corporate Existence; Good Standing. The Company shall preserve and maintain its corporate existence in the State of Delaware and all of its licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses, except to the extent that the failure to preserve and maintain its corporate existence and such rights would not have a material adverse effect on the financial condition, properties, business or prospects of the Company. The Company shall qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, or in which failure to be so qualified and in good standing would have a material adverse effect on the financial condition, properties or business of the Company.

4.3                   Compliance with Laws. The Company shall comply with all governmental requirements, except where the failure to do so would not have a material adverse effect on the financial condition, properties, business or prospects of the Company. The Company shall pay and discharge when due any and all indebtedness, obligations, assessments and real and personal property taxes, including, but not limited to, federal and state income taxes, except as may be subject to good faith contest or as to which a bona fide dispute may arise.

4.4                   Indebtedness. Until such time as all unpaid principal and accrued and unpaid interest under each Note has been paid by the Company or converted pursuant to the terms of the Notes, the Company shall not create, incur, assume or be liable for any indebtedness without the prior written consent of the Investor, other than the Company’s indebtedness to the Investor under the Notes, indebtedness subordinated to the Company’s indebtedness to the Investor under the Notes and trade payables incurred in the ordinary course of business.

4.5                   Investment Period. For so long as the Notes are outstanding (the “Investment Period”), the Investor shall have the exclusive right to (a) purchase or subscribe for capital stock (or securities convertible or exchangeable for capital stock) of the Company, other than securities, options or warrants issued to any person or entity in exchange for services rendered, and (b) approve any other potential investor’s ability to purchase or subscribe for any such capital stock (or securities convertible or exchangeable for capital stock). In addition, during the Investment Period, neither the Company nor any representative or agent of the Company shall enter into any discussions with or entertain proposals from any prospective investors or acquirers or enter into any negotiations, arrangements or agreements with any third party with respect to any purchase or subscription of capital stock (or securities convertible or exchangeable for capital stock) of the Company for the purpose of raising capital without the prior written consent of the Investor.

4.6                   Visitation and Inspection. The Company shall permit the Investor, at the Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor. The provisions of this Section shall not be in limitation of any rights which the Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

4.7                   Protective Provisions. The Company agrees that, for the period of time beginning with the Initial Closing and terminating upon the closing of the Company’s next round of financing (provided, that such round of financing results in aggregate gross proceeds to the Company in excess of $5,000,000) (a “Qualified Financing”), the Company shall not, without the prior written consent of the Investor, (a) issue or grant any securities, options or warrants to any person or entity in exchange for services rendered, (b) incur any indebtedness, (c) make any capital expenditure in excess of $150,000 or (d) hire any officers, directors or senior managers.

4.8                   Qualified Financing. A Qualified Financing must be approved by a unanimous vote of the Board of Directors of the Company, regardless of the number of directors that serve on the Board of Directors.

4.9                   Mergers and Similar Transactions. The Investor has the right to approve or disapprove of any merger, consolidation, conversion, acquisition or other similar transaction involving the Company (a “Business Transaction”).

4.10            Board Composition. Until such time as all unpaid principal and accrued and unpaid interest under each Note has been paid by the Company or converted pursuant to the terms of the Notes, the size of the Board of Directors (the “Board”) of the Company shall be set at no more than five members and the members of the Board shall consist of:

(a)                      Investor Directors. Two representatives designated by the Investor, who initially shall be Craig Milius and Philip Siegel;

(b)                     Common Stockholder Director. One representative designated by the holders of a majority of the outstanding shares of Common Stock, who initially shall be Elisabeth DeMarse; and

(c)                      Outside Directors. Up to two representatives designated by unanimous consent of all other Directors; provided, that no current or former officer or employee of the Company or any affiliate of the Company, or a current or former officer or employee of the Company shall be designated as an outside director.

Section 5.                GENERAL PROVISIONS.

5.1                   Survival of Representations and Warranties. The representations, warranties, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, its respective counsel, or the Company, as the case may be.

5.2                   Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement (including transferees of any Securities).

5.3                   Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4                   Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

5.5                   Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.6                   Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, subsections, exhibits, and schedules shall, unless otherwise provided, refer to sections and subsections of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

5.7                   Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at 300 West 6th Street, Suite 2300, Austin, Texas 78701 or fax to (512) 476-3952, Attention: Philip Siegel, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to DLA Piper Rudnick Gray Cary, 1221 South Mopac Expressway, Suite 400, Austin, Texas 78746, Attention: Samer Zabaneh (Fax: (512) 457-7001).

If to the Investor, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company by giving five days advance written notice.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery (including confirmed facsimile) or three business days after deposit in the mail.

5.8                   No Finder’s Fees. Each party represents that it neither is nor shall be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.9                   Attorneys’ Fees and Expenses. Each party to this Agreement agrees to pay its own fees and expenses arising in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated in this Agreement.

5.10            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon the Investor and the Company.

5.11            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.12            Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

5.13            Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.14            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Investor of any breach or default under this Agreement or any waiver on the part of the Investor of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

5.15            Rights of the Investor. The Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such Investor may have by reason of the Transaction Agreements, the Company’s Certificate of Incorporation and Bylaws, or at law or in equity, including, without limitation, the right to consent to the waiver of any obligation of the Company and to enter into an agreement with the Company for the purpose of modifying the Transaction Agreements, and such Investor shall not incur any liability to any other holder of Securities with respect to exercising or refraining from exercising any such right or rights.

5.16            No Commitment for Additional Financing. The Company acknowledges and agrees that the Investor has made no representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Securities as set forth in Section 1. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by the Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by the Investor or its representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

5.17            Waiver of Conflicts. Each party to this Agreement acknowledges that DLA Piper Rudnick Gray Cary, counsel for the Company, has in the past and may continue to perform legal services for the Investor in matters unrelated to the transactions described in this Agreement, including the representation of the Investor in venture capital financings and other matters. Accordingly, each party to this Agreement (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that DLA Piper Rudnick Gray Cary represented the Company in the transaction contemplated by this Agreement and has not represented the Investor or any individual shareholder or employee of the Company in connection with such transaction; and (c) gives its informed consent to DLA Piper Rudnick Gray Cary’s representation of the Investor in such unrelated matters and to DLA Piper Rudnick Gray Cary’s representation of the Company in connection with this Agreement and the transactions contemplated by this Agreement. The Company and the Investor acknowledge that the Investor is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be competitive with the Company’s business. The Investor shall not be liable to the Company for any claim arising out of, or based upon, (a) the investment by the Investor in any entity competitive with the Company or (b) actions taken by any partner, officer, or other representative of the Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company.

5.18            Confidentiality. Except as required by law, the Investor agrees that it shall keep confidential and shall not disclose or divulge any confidential, proprietary, or secret information which such Investor may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Investor pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted under this Agreement or in the Transaction Agreements, unless such information is known, or until such information becomes known, to the public; provided, that the Investor may disclose such information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective purchaser of any Securities from such Investor as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, or (c) to any affiliate of such Investor or to a partner or stockholder of such Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

DEMARSECO HOLDINGS, INC.

By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse President

INVESTOR:

AUSTIN VENTURES VIII, L.P.
By:	AV Partners VIII, L.P., its general partner

By:	/s/ Kenneth P. DeAngelis
Kenneth P. DeAngelis General Partner

SIGNATURE PAGE TO
NOTE PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address of Investor	Date of Issuance	Principal Amount of Notes at Initial Closing
Austin Ventures VIII, L.P. 300 West 6th Street, Suite 2300 Austin, Texas 78701	September 20, 2006	$250,000

Austin Ventures VIII, L.P. 300 West 6th Street, Suite 2300 Austin, Texas 78701	September 20, 2006	$250,000

Total		$500,000